REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Liberator, Inc.

We have audited the accompanying consolidated balance sheets of Liberator, Inc. (f/k/a Remark Enterprises, Inc.) as of June 30, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended June 30, 2009.  Liberator, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberator, Inc. as of June 30, 2009 and 2008, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two year period ended June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its financing requirements and attaint profitable operations. Management’s plans in regard to these matters are also described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC
/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri
October 8, 2009

LIBERATOR, INC.
(f/k/a Remark Enterprises, Inc.)
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	June 30, 2008
Assets:
Current assets:
Cash and cash equivalents	$1,815,633	$89,519
Accounts receivable, net of allowance for doubtful accounts of $5,740 in 2009 and 2008	346,430	329,720
Inventories	700,403	1,252,803
Prepaid expenses	95,891	112,998
Total current assets	2,958,357	1,785,040

Property and equipment, net of accumulated depreciation of $1,515,194 in 2009 and $1,244,976 in 2008	1,135,517	1,053,343

Total assets	$4,093,874	$2,838,383
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$2,247,845	$1,614,171
Accrued compensation	154,994	138,078
Accrued expenses and interest	145,793	204,966
Revolving line of credit	171,433	278,140
Short-term note payable	–	100,000
Current portion of long-term debt	145,481	139,159
Credit card advance	198,935	–
Total current liabilities	3,064,481	2,474,514
Long-term liabilities:
Note payable – equipment	72,812	128,787
Leases payable	225,032	141,129
Notes payable – related party	125,948	705,000
Convertible note payable – shareholder (net of $89,250 in unamortized discount)	285,750	–
Unsecured lines of credit	124,989	139,149
Deferred rent payable	356,308	337,155
Less: current portion of long-term debt	(145,481)	(139,159)
Total long-term liabilities	1,045,358	1,312,061
Total Liabilities	4,109,839	3,786,575
Commitments and contingencies
Stockholders’ equity:
Series A Convertible Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 4,300,000 shares issued and outstanding in 2009, zero shares outstanding in 2008, liquidation preference of $1,000,000	430	–
Common stock, $0.0001 par value, 250,000,000 shares authorized, 60,932,981 shares issued and outstanding in 2009; 45,000,001 shares in 2008	6,093	4,500
Additional paid-in capital	5,286,970	601,784
Retained deficit	(5,309,458)	(1,554,476)

Total stockholders’ deficit	(15,965)	(948,192)
Total liabilities and stockholders’ equity	$4,093,874	$2,838,383

The accompanying notes are an integral part of these statements.

LIBERATOR, INC.
(f/k/a Remark Enterprises, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended June 30, 2009 and 2008

	2009	2008

Net Sales	$10,260,552	$11,750,832
Cost of goods sold	7,144,108	7,516,733
Gross profit	3,116,444	4,234,099
Operating expenses
Advertising and Promotion	864,690	1,054,959
Other Selling and Marketing	1,201,054	1,019,689
General and Administrative	1,781,352	1,776,628
Depreciation	270,217	309,198

Total operating expenses	4,117,313	4,160,474
Income (Loss) from Operations	(1,000,869)	73,625

Other Income (Expense):
Interest income	1,980	780
Interest (expense) and financing costs	(482,598)	(227,518)
Expenses related to merger	(2,273,495)	–
Total Other Income (Expense)	(2,754,113)	(226,738)
Net Loss Before Income taxes	(3,754,982)	(153,113)
Provision for Income Taxes	–	–
Net Loss	(3,754,982)	(153,113)
Loss per share
Basic	$(0.08)	$(0.00)
Diluted	$(0.08)	$(0.00)
Weighted-average number of common shares outstanding
Basic	48,341,549	45,000,001
Diluted	48,341,549	45,000,001

The accompanying notes are an integral part of these consolidated statements.

Liberator, Inc.
(f/k/a/ Remark Enterprises, Inc.)

Statement of Changes in Stockholders’ Equity (Deficit)

From July 1, 2007 to June 30, 2009

							Total
	Series A Preferred				Additional		Stockholders'
	Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	$	Shares	$	Capital	Deficit	(Deficit)

Balance, July 1, 2007	-	-	45,000,000	$4,500	$595,284	$(1,401,363)	$(801,579)

Stock issued for cash and contribution	-	-	1		6,500	-	6,500
Net loss	-	-	-	-	-	(153,113)	(153,113)
Ending balance, June 30, 2008			45,000,001	4,500	601,784	(1,554,476)	(948,192)

Stock issued for cash	-	-	5,000,000	500	2,500	-	3,000
Related party debt and interest exchanged for convertible preferred stock	4,300,000	$430	-	-	831,690	-	832,120
Common stock issued in private placement, net of $303,535 in issuance costs, fees and expenses	-	-	8,000,000	800	1,695,665	-	1,696,465
Shares issued for services in connection with the private placement	-	-	2,932,980	293	(293)	-	-
Fair market value of shares issued for services in connection with the private placement					733,245		733,245
Fair market value of shares issued in merger	-	-	-	-	1,250,000	-	1,250,000
Fair market value of warrant issued to Hope Capital	-	-	-	-	4,500	-	4,500
Additional interest expense recorded on value of Series A Convertible Preferred Shares					167,879		167,879

Net loss	-	-	-	-	-	(3,754,982)	(3,754,982)
Ending balance, June 30, 2009	4,300,000	$430	60,932,981	$6,093	$5,286,970	$(5,309,458)	$(15,965)

The accompanying notes are an integral part of these consolidated statements.

LIBERATOR, INC.
(f/k/a Remark Enterprises, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended June 30, 2009 and 2008

	2009	2008
Operations
Net loss	$(3,754,982)	$(153,113)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	270,217	309,198
Additional interest expense on issuance of preferred shares	167,880
Expenses related to merger	2,273,495
Net (increase) decrease in assets:
Accounts Receivable	(16,710)	(110,227)
Inventory	552,400	(62,535)
Prepaid expenses	17,107	(14,851)
Net increase (decrease) in liabilities:
Accounts payable	633,674	(9,058)
Accrued expenses	72,947	72,312
Accrued compensation	16,916	32,711
Deferred rent payable	19,153	88,933

Net cash provided by operating activities	252,097	153,370
Investing
Investments in equipment	(352,392)	(85,342)

Net cash used in investing	(352,392)	(85,342)
Financing
Net proceeds from sale of common stock	1,699,465	6,500
Borrowings under revolving line of credit	2,710,368	734,968
Repayment of revolving line of credit	(2,817,075)	(965,179)
Loans from related party	120,948	–
Proceeds from credit card advance	550,000	–
Repayment of credit card advance	(351,065)	–
Proceeds from short term note and unsecured notes	100,000	247,500
Repayment of short term note and unsecured notes	(214,160)	–
Principle payments on note payable and capital leases	(83,260)	(175,545)
Additions to capital leases	111,188	37,556
Net cash provided by (used in) financing	1,826,409	(114,200)

Net change in cash and cash equivalents	1,726,114	(46,172)
Cash and cash equivalents, beginning of period	89,519	135,691
Cash and cash equivalents, end of period	$1,815,633	$89,519

Supplemental Disclosure of Cash Flow Information:
Non cash items:
Additional equipment acquired with direct financing	–	$218,500
Common stock issued in acquisition of subsidiary	$1,987,745	–
Additional interest expense on issuance of preferred shares	$167,880	–
Note payable issued in acquisition of subsidiary	$285,750	–
Cash paid during the year for:
Interest	$245,256	$209,528
Income Taxes	–	–

The accompanying notes are an integral part of these statements.

LIBERATOR, INC.
(f/k/a Remark Enterprises, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—NATURE OF BUSINESS

Remark Enterprises Inc. (“Remark” or the “Company”) was incorporated in Nevada on November 1, 2007. On April 3, 2009, we entered into a Stock Purchase and Recapitalization Agreement (the “Merger Agreement”) with One Up Innovations, Inc., a privately held Georgia corporation (“OneUp”), and One Up Acquisition, Inc. (“Subsidiary”), our newly formed wholly owned Georgia subsidiary.  On June 26, 2009, Remark consummated the transactions contemplated by the Merger Agreement, as amended.  Pursuant to the Merger Agreement, the Subsidiary and OneUp merged and all of the issued and outstanding common stock of OneUp was exchanged for an aggregate of 45,000,000 shares of Remark’s common stock (90% of the total issued and outstanding shares of common stock of the Company).  In addition, all of the issued and outstanding shares of Series A convertible preferred stock of OneUp was exchanged for 4,300,000 shares of Series A convertible preferred stock of the Company.  OneUp is the surviving corporation and is a wholly owned by the Company; all business operations of the Company are now the business operations of OneUp.  Effective with the consummation of the merger, we changed our name to Liberator, Inc.  Prior to the merger, the Company’s fiscal year end was December 31, and the fiscal year end of OneUp was June 30.  On August 10, 2009, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from December 31 to June 30.

Prior to the merger, the Company was a non-operating “shell” corporation. The merger was accounted for as a reverse acquisition, to be applied as an equity recapitalization in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, Remark was treated as the ‘‘acquired’’ company for financial reporting purposes. In accordance with guidance applicable to these circumstances, the merger was considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger was treated as the equivalent of OneUp issuing stock for the net monetary assets of Remark, accompanied by a recapitalization. The net monetary assets of Remark were stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The accumulated deficit of OneUp was carried forward after the merger. Operations prior to the merger are those of OneUp. Since the merger is a recapitalization and not a business combination, pro-forma information is not presented.

The Company is a designer and manufacturer of various specialty furnishings for the sexual wellness market.  The Company's sales and manufacturing operation are located in the same facility in Doraville, Georgia (a suburb of Atlanta.)  Sales are generated through the internet and print ads. We have a diversified customer base with no one customer accounting for 10% or more of consolidated net sales and no particular concentration of credit risk in one economic sector.  Foreign operations and foreign net sales are not material.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company incurred a net loss of $3,754,982 and $153,113 for the years ended June 30, 2009 and 2008, respectively, and as of June 30, 2009 the Company has an accumulated deficit of $15,965 and a working capital deficit of $106,124.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.  Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

These actions include initiatives to increase gross profit margins through improved production controls and reporting. To that end, the Company recently implemented a new Enterprise Resource Planning (ERP) software system. We also plan to reduce discretionary expense levels to be better in line with current revenue levels.  Furthermore, our plan of operation in the next twelve months continues a strategy for growth within our existing lines of business with an on-going focus on growing domestic sales. We estimate that the operational and strategic development plans we have identified will require approximately $2,300,000 of funding. We expect to invest approximately $500,000 for additional inventory of sexual wellness products and $1,800,000 on sales and marketing programs, primarily sexual wellness advertising in magazines and on cable television. We will also be exploring the opportunity to acquire other compatible businesses.

We plan to finance the required $2,300,000 with a combination of cash flow from operations as well as cash on hand and cash raised through equity and debt financings.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  However, management cannot provide any assurances that the Company will be successful in accomplishing these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements include the accounts and operations of Liberator, Inc. and our wholly owned subsidiaries.  Intercompany accounts and transactions have been eliminated in consolidation.  Certain prior period amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Significant estimates in these consolidated financial statements include estimates of: asset impairment; income taxes; tax valuation reserves; restructuring reserve; loss contingencies; allowances for doubtful accounts; share-based compensation; and useful lives for depreciation and amortization.  Actual results could differ materially from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” (“SAB No. 104”).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) title has transferred; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.  The Company uses contracts and customer purchase orders to determine the existence of an arrangement. The Company uses shipping documents and third-party proof of delivery to verify that title has transferred. The Company assesses whether the fee is fixed or determinable based upon the terms of the agreement associated with the transaction. To determine whether collection is probable, the Company assesses a number of factors, including past transaction history with the customer and the creditworthiness of the customer. If the Company determines that collection is not reasonably assured, then the recognition of revenue is deferred until collection becomes reasonably assured, which is generally upon receipt of payment.

The Company records product sales net of estimated product returns and discounts from the list prices for its products. The amounts of product returns and the discount amounts have not been material to date. The Company includes shipping and handling costs in cost of product sales.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects management's best estimate of probable credit losses inherent in the accounts receivable balance.  The Company determines the allowance based on historical experience, specifically identified nonpaying accounts and other currently available evidence.  The Company reviews its allowance for doubtful accounts monthly with a focus on significant individual past due balances over 90 days.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.  At June 30, 2009, accounts receivable totaled $346,430 net of $5,740 in the allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Market is defined as sales price less cost to dispose and a normal profit margin.  Inventory costs include materials, labor, depreciation and overhead.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentration of credit risk consist primarily of cash, cash equivalents, and accounts receivable.  As of June 30, 2009, substantially all of our cash and cash equivalents were managed by a number of financial institutions.  As of June 30, 2009 our cash and cash equivalents and restricted cash with certain of these financial institutions exceed FDIC insured limits.  Accounts receivable are typically unsecured and are derived from revenue earned from customers primarily located in the United States and Europe.

Fair Value of Financial Instruments

At June 30, 2009, our financial instruments included cash and cash equivalents, accounts receivable, accounts payable, and other long-term debt.

The fair values of these financial instruments approximated their carrying values based on either their short maturity or current terms for similar instruments.

Advertising Costs

Advertising costs are expensed in the period when the advertisements are first aired or distributed to the public. Prepaid advertising (included in prepaid expenses) was $63,020 at June 30, 2008 and $57,625 at June 30, 2009. Advertising expense for the years ended June 30, 2008 and 2009 was $1,054,959 and $864,690, respectively.

Research and Development

Research and development expenses for new products are expensed as they are incurred.  Expenses for new product development totaled $12,119 for the year ended June 30, 2008 and $173,583 for the year ended June 30, 2009.

Shipping and Handling

Net sales for the year ended June 30, 2009 and 2008 includes amounts charged to customers of $1,071,978 and $1,465,262, respectively, for shipping and handling charges.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated service lives for financial reporting purposes.

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gain or loss is recognized currently.

Operating Leases

The Company leases its facility under a ten year operating lease which was signed in September 2005 and expires December 31, 2015.  The lease is on an escalating schedule with the final year on the lease at $34,358 per month.  The liability for this difference in the monthly payments is accounted for as a deferred rent liability and the balance in this account at June 30, 2009 is $356,308.  The Rent expense under this lease for the years ended June 30, 2009 and 2008 was $323,723.

Segment Information

During fiscal 2009 and 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements
(Recently adopted)

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). The standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. The standard was effective for fiscal years beginning after November 15, 2007 (our fiscal 2009).  In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP 157-1”) and 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”).  FSP157-1 amends SFAS No. 157 to exclude FASB Statement No. 13, Accounting for Leases, and other accounting pronouncements that address fair value measurements of leases from the provisions of SFAS No. 157. FSP 157-2 delays the effective date of SFAS No. 157 for most nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008 (our fiscal 2010).  As a result, the application of the definition of fair value and related disclosures of SFAS No. 157 (as impacted by these FSPs) was effective for our Company beginning with the first quarter of fiscal 2009.  This adoption did not have a material impact on our consolidated results of operations or financial condition for the first quarter of our fiscal 2009.  We have not completed our evaluation of the potential impact, if any, from the remaining aspects of SFAS No. 157 for which the effective date was deferred under FSP 157-2, on our consolidated financial position, results of operations and cash flows.  On October 10, 2008, the FASB issued FSP 157-3, Fair Value Measurements (“FSP 157-3”), which clarifies the application of SFAS No. 157 in an inactive market and provides an example to demonstrate how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of this standard as of October 25, 2008 did not have a material impact on our results of operations, cash flows or financial positions.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”).  SFAS No. 159 permits an entity to choose, at specified election dates, to measure eligible financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity reports unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  Upfront costs and fees related to items for which the fair value option is elected are recognized in earnings as incurred and not deferred.  SFAS No. 159 also established presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  As a result, the application of the fair value option for financial assets and financial liabilities of SFAS No. 159 was effective for our Company beginning with the first quarter of fiscal 2009.  At the effective date, an entity could elect the fair value option for eligible items that existed at that date and is required to report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. We chose not to elect the fair value option for our financial assets and liabilities existing on July 30, 2008, and did not elect the fair value option for any financial assets and liabilities transacted during the twelve months ended July 30, 2009.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS 157-4”).  This FSP clarifies the application of SFAS No. 157 when there is no active market or where the price inputs being used represent distressed sales.  Additional guidance is provided regarding estimating the fair value of an asset or liability (financial and nonfinancial) when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009.  The adoption of SFAS 157-4 did not impact our results of operations, cash flows or financial positions.

In April 2009, the FASB issued FSP No. FAS 115-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FSP FAS 115-2”). This FSP provides additional guidance to provide greater clarity about the credit and noncredit component of an other-than-temporary impairment event and to more effectively communicate when an other-than-temporary impairment event has occurred.  This FSP applies to debt securities.  FSP FAS 115-2 will be effective for interim and annual periods ending after June 15, 2009.  The adoption of FSP FAS 115-2 did not impact our results of operations, cash flows or financial positions.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”).  This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments in interim as well as in annual financial statements.  This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in all interim financial statements.  FSP FAS 107-1 and APB 28-1 is effective for interim and annual periods ending after June 15, 2009.  The adoption of FSP FAS 107-1 and APB 28-1 did not impact our results of operations, cash flows or financial positions.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS No. 165”). SFAS No. 165 was issued in order to establish principles and requirements for reviewing and reporting subsequent events and requires disclosure of the date through which subsequent events are evaluated and whether the date corresponds with the time at which the financial statements were available for issue (as defined) or were issued. SFAS No. 165 is effective for interim reporting periods ending after June 15, 2009. The adoption of SFAS No. 165 did not impact our results of operations, cash flows or financial positions. We have evaluated events and transactions that occurred after July 30, 2009 through October 8, 2009, the date we issued these financial statements. See further discussion in Note O.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R (revised 2007), Business Combinations (“SFAS No. 141R”), which replaces SFAS No. 141, Business Combinations.  SFAS No. 141R was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.  In April 2009, the FASB issued FSP No. 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (“FSP 141 R-1”). FSP 141 R-1 was issued to deal with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. This Statement is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008 (our fiscal 2010) and will be applied to the pending  merger with WES Consulting, Inc.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51 (“SFAS No. 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated.  The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No.160 is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008 (our fiscal 2010). The adoption of SFAS No. 160 will not have a material impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS No. 161”).  SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (our fiscal 2010), with early application encouraged.  The adoption of SFAS No. 161 will not have a material impact on our consolidated financial statements.

In April 2008, the FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). The objective of FSP 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141R, and other generally accepted accounting principles in the United States (“GAAP”).  FSP 142-3 applies to all intangible assets, whether acquired in a business combination or otherwise, and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008 (our fiscal 2010), and interim periods within those fiscal years and should be applied prospectively to intangible assets acquired after the effective date. Early adoption is prohibited. We are in the process of evaluating FSP 142-3 and do not expect it to have a significant impact on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140  (“SFAS No. 166”).  SFAS No. 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets.  Additionally, SFAS No. 166 removes the concept of a qualifying special-purpose entity from Statement 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”,  and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”,  to qualifying special-purpose entities.  SFAS No. 166 is effective for financial statements issued for interim and annual periods beginning after November 15, 2009 (our fiscal 2011). We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS No. 166 on our consolidated financial statements.

Recently Issued Accounting Pronouncements (continued)

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”). This statement amends Interpretation 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity.  SFAS No. 167 is effective for financial statements issued for interim and annual periods beginning after November 15, 2009 (our fiscal 2011).  Earlier application is prohibited. We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS No. 167 on our consolidated financial statements.

 In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (“SFAS No. 168”). SFAS No. 168 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. The FASB Accounting Standards Codification (the “Codification”) will become the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. With limited exceptions, non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS No. 168 will be effective in the first quarter of fiscal 2010.

NOTE D—IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of its equipment or leasehold improvements in accordance with SFAS No. 144.  Pursuant to SFAS No. 144, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization shall be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount exceeds the asset's fair value. Assets to be disposed of and related liabilities would be separately presented in the consolidated balance sheet. Assets to be disposed of would be reported at the lower of the carrying value or fair value less costs to sell and would not be depreciated.  There was no impairment as of June 30, 2008 or 2009.

NOTE E—INVENTORY

All inventories are stated at the lower of cost or market using the first-in, first-out method of valuation.

The Company's inventories consist of the following components at June 30, 2009 and 2008:

	2009	2008
Raw materials	$366,355	$561,124
Work in Process	176,637	152,363
Finished Goods	157,411	539,316
	$700,403	$1,252,803

NOTE F—PROPERTY AND EQUIPMENT

        Property and equipment at June 30, 2009 and 2008 consisted of the following:
	2009	2008	Estimated Useful Life
Factory Equipment	$1,506,147	$1,451,158	7-10 years
Computer Equipment and Software	665,135	389,688	5-7 years
Office Equipment and Furniture	166,996	164,746	5-7 years
Leasehold Improvements	312,433	292,727	15 years
Subtotal	2,650,711	2,298,319
Accumulated Depreciation & Amortization	(1,515,194)	(1,244,976)
	$1,135,517	$1,053,343

        Depreciation expense was $270,217 and $309,198 for the years ended June 30, 2009 and 2008, respectively.

NOTE G—NOTE PAYABLE - EQUIPMENT

            Note payable – equipment, at June 30, 2009 and 2008 consisted of the following:

	June 30,
	2009	2008
Note payable to Fidelity Bank in monthly installments of $5,364 including
Interest at 8%, maturing October 25, 2010, secured by equipment	$72,812	$128,787
Long term debt	$11,568	$72,237

The schedule of minimum maturities of the note payable for fiscal years subsequent to June 30, 2009 is as follows:

Year ending June 30,
2010	$61,244
2011	11,568
Total note payments	$72,812

NOTE H—REVOLVING LINE OF CREDIT

        On March 19, 2008, the Company entered into a loan agreement for a revolving line of credit with a commercial finance company which provides credit to 85% of accounts receivable aged less than 90 days up to $500,000 and eligible inventory (as defined in the agreement) up to a sub-limit of $220,000, such inventory loan not to exceed 30% of the accounts receivable loan. Borrowings under the agreement bear interest at the Prime rate plus two percent (5.25 percent at June 30, 2009 and 7 percent at June 30, 2008), payable monthly.  At June 30, 2008 and 2009, the balance owed under the revolving line of credit was $278,140 and $171,433, respectively.

        Management believes cash flows generated from operations, along with current cash and investments as well as borrowing capacity under the line of credit and other credit facilities should be sufficient to finance capital requirements required by operations. If new business opportunities do arise, additional outside funding may be required.

NOTE I—CREDIT CARD ADVANCE

On July 2, 2008 the Company received $350,000 from a finance company under the terms of a credit facility that is secured by the Company's future credit card receivables.  Terms of the credit facility require repayment on each business day of principal and interest at a daily rate of $1,507 over a twelve month period. The credit facility has a financing fee of 12% (equal to $42,000) on the principal amount, which equates to an effective annual interest rate of 21.1%.  The credit facility is personally guaranteed by the Company's CEO and majority shareholder, Louis Friedman.  On June 3, 2009, the Company borrowed an additional $200,000 under this credit facility. Terms of the current loan require repayment on each business day of principal and interest at a daily rate of $1,723.08 over a six month period. The current loan has a financing fee of 12% (equal to $24,000) on the principal amount, which equates to an effective annual interest rate of 43.2%.  On June 30, 2009, the balance due on the credit card advance was $198,935.

NOTE J – UNSECURED LINES OF CREDIT

The Company has drawn cash advances on three unsecured lines of credit that are in the name of the Company and Louis S. Friedman. The terms of these unsecured lines of credit call for monthly payments of principal and interest, with interest rates ranging from 12% to 18%. The aggregate amount owed on the three unsecured lines of credit was $139,149 at June 30, 2008 and $124,989 at June 30, 2009.

NOTE K—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facility under a ten year operating lease which was signed in September 2005 and expires December 31, 2015. The lease is on an escalating schedule with the final year on the lease at $34,358 per month. The liability for this difference in the monthly payments is accounted for as a deferred rent liability and the balance in this account at June 30, 2008 and 2009 is $356,308 and $337,155. The rent expense under this lease for the years ended June 30, 2009 and 2008 was $323,723.

The lease for the facility requires the Company to provide a standby letter of credit payable to the lessor in the amount of $225,000 until December 31, 2010. The majority shareholder agreed to provide this standby letter of credit on the Company's behalf.  Upon expiration of the initial letter of credit, a letter of credit in the amount of $25,000 in lieu of a security deposit is required to be provided.

The Company leases certain material handling equipment under an operating lease.  The monthly lease amount is $4,082 per month and expires September 2012.

The Company also leases certain warehouse equipment under an operating lease.  The monthly lease is $508 per month and expires February 2011.

The Company also leases certain postage equipment under an operating lease.  The monthly lease is $144 per month and expires January 2013.

Future minimum lease payments under non-cancelable operating leases at June 30, 2009 are as follows:

Year ending June 30,
2010	$405,265
2011	412,858
2012	413,940
2013	392,028
2014	391,685
Thereafter through 2016	1,002,816

Total minimum lease payments	$3,018,592

Capital Leases

The Company has acquired equipment under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The leased properties under these capital leases have a total cost of $349,205. These assets are included in the fixed assets listed in Note 1 and include computers, software, furniture, and equipment. The capital leases have stated or imputed interest rates ranging from 7% to 21%.

The following is an analysis of the minimum future lease payments subsequent to the year ended June 30, 2009:

Year ending June 30
2010	$84,237
2011	76,956
2012	34,074
2013	22,930
2014	6,835
Present value of capital lease obligations	$225,032
Imputed interest	46,397
Future minimum lease payments	$271,429

NOTE L—RELATED PARTY TRANSACTIONS

On June 30, 2008, the Company had a subordinated note payable to the majority shareholder and CEO in the amount of $310,000 and the majority shareholder's wife in the amount of $395,000. During fiscal 2009, the majority shareholder loaned the Company an additional $91,000 and a director loaned the Company $29,948.  In connection with the Company’s June 26, 2009 merger, the majority shareholder and his wife agreed to convert $700,000 of principal balance and $132,120 of accrued but unpaid interest to Series A Convertible Preferred Stock.  Interest during fiscal 2009 was accrued by the Company at the prevailing prime rate (which is currently at 3.25%) and totaled $34,647. The interest accrued on these notes for the year ended June 30, 2008 was $47,576. The accrued interest balance on these notes, as of June 30, 2009, is $8,210. The notes are subordinate to all other credit facilities currently in place.

The Company issued a 3% convertible note payable to Hope Capital with a face amount of $375,000. Hope Capital is a shareholder of the Company and was the majority shareholder of the Company before the merger with OneUp Innovations.  The note is convertible, at the holders option, into common stock at $.25 per share and may be converted at any time prior to the maturity date of August 15, 2012. Upon maturity, the Company has the option to either repay the note plus accrued interest in cash or issue the equivalent number of shares of common stock at $.25 per share. The 3% convertible note payable is carried net of the fair market value of the embedded conversion feature of $89,250.  This amount will be amortized over the life of the note as additional interest.

Our former officer and director, Lawrence Rothberg, received no consideration in connection with the acquisition of OneUp Innovations.

The lease for the Company’s current facility required the Company to provide a standby letter of credit payable to the lessor in the amount of $225,000 until December 31, 2010. Upon expiration of the initial letter of credit, a letter of credit in the amount of $25,000 (in lieu of a security deposit) is required to be secured. As the Company was unable to obtain the letter of credit at the inception of the facility lease, the Company’s President and Chief Executive Officer agreed to provide this standby letter of credit on the Company’s behalf.

NOTE M—STOCK OPTIONS, WARRANTS AND COMMON STOCK ISSUANCES

Stock Options

On October 1, 2007, the Company granted a five-year option to purchase 438,456 shares at an exercise price of $.228 per share to its non-employee Chief Financial Officer. The option became 100% vested on October 1, 2008.

Stock-based compensation expense related to stock options granted to non-employees is recognized as the stock options are earned in accordance with SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. We believe that the fair value of the stock options is more reliably measurable than the fair value of the services received. The estimated fair value of the stock options granted is calculated using the Black-Scholes option pricing model, as prescribed by SFAS 123, using a fair value of common stock of $.067 per share

We recognized $0 and $866 during the years ended June 30, 2009 and 2008, respectively, of stock-based compensation expense for stock options granted to a non-employee.  These options were valued using a volatility rate of 25% and a risk-free interest rate of 4.5% and an expected life of 5 years. There were no grants made during the fiscal year ended June 30, 2009.

Changes for the years ending June 30, 2009 and 2008, with respect to options outstanding, is detailed in the following table:

	For the Year Ended June 30, 2009			For the Year Ended June 30, 2008
	Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price
Outstanding at beginning of period	438,456		$0.228	—	$—
Issued	—		—	438,456	.228
Exercised	—		—	—	—
Expired	—		—	—	—
Outstanding at end of period	438,456		$0.228	438,456	$0.228
Exercisable at end of period	438,456		$0.228	0	$0
Weighted-average fair value of options granted during the period		$			$.002

Information about stock options outstanding at June 30, 2009 is summarized as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Shares Outstanding	Weighted Average Remaining Contract Life	Weighted Average Exercise Price	Shares Exercisable	Weighted Average Exercise Price
$0.228	438,456	3.3 Years	$0.228	438,456	$0.228

Warrants

The Company issued 2,462,393 warrants during fiscal 2009 in conjunction with the merger with OneUp Innovations. All of these warrants are exercisable immediately and expire five years from the date of issuance, June 26, 2014. These warrants were valued using a volatility rate of 25% and a risk-free interest rate of 4.5%.

A total of 1,462,393 warrants were issued for services rendered by the placement agent in the private placement that closed on June 26, 2009. These warrants have exercise prices of $.50 per share (292,479 warrants), $.75 per share (292,479 warrants) and $1.00 per share (877,435 warrants.)

A total of 1,000,000 warrants were issued to Hope Capital (the former majority shareholder of the Company prior to the OneUp merger) at an exercise price of $.75.

A summary of the status of warrants granted at June 30, 2009 and June 30, 2008 and changes during the periods then ended is presented below:
	For the Twelve Months		For the Twelve Months
	Ended June 30, 2009		Ended June 30, 2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	—	$—	—	$—
Granted	2,462,393	0.809	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding at end of period	2,462,393	$0.809	—	$—

Weighted average fair value of warrants granted during the period	—	$0.0057	—	$—

A summary of the warrants outstanding at June 30, 2009 is presented below:

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.50	292,479	5.00	$0.50	292,479	$0.50
$0.75	1,292,479	5.00	$0.75	1,292,479	$0.75
$1.00	877,435	5.00	$1.00	877,435	$1.00

Common Stock Issued

On June 26, 2009, we issued 8,000,000 shares of our common stock to individuals and entities pursuant to a private placement memorandum and subscription agreement in the aggregate amount of $2,000,000. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.  The net proceeds to the Company, after deducting placement agent fees and expenses was $1,696,465.

Pursuant to the engagement letter with New Castle Financial Services, on June 26, 2009, we issued 2,732,980 shares of our Common Stock to New Castle Financial Services with respect to services performed by New Castle Financial Services in connection with the Offering. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.  The fair market value of these shares totaled $683,245 and was charged to expense during fiscal 2009.

In addition, in connection with a consulting agreement, we issued 200,000 shares of our Common Stock to Downshire Capital with respect to services performed by Downshire Capital in connection with the Merger. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. The fair market value of these shares totaled $50,000 and was charged to expense during fiscal 2009.

In connection with the June 26, 2009 transaction with OneUp, the shares issued to the Company’s shareholders were deemed to have a value equal to the value of the shares issued pursuant to the private placement memorandum. As a result, the value of the 5,000,001 shares issued to our shareholders was equal to $1,250,000 and was charged to expense during fiscal 2009.

NOTE N—INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At this time, Management believes that it is more likely than not that the deferred tax assets will not be utilized.

	As of June 30, 2009	As of June 30, 2008
Deferred tax assets:

Net operating loss carry-forwards	$3,161,019	$1,850,412

Gross deferred tax assets	1,194,871	605,098
Valuation allowance	(1,194,871)	(605,098)

Net deferred tax assets	$-0-	$-0-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 45% to pretax income (loss) from continuing operations for the year ended June 30, 2008 due to the following:

	Year ended June 30, 2009	Year ended June 30, 2008

Book loss from operations	$589,773	$65,976
Valuation (allowance)	(589,773)	(65,976)
Net tax benefit	$-0-	$-0-

At June 30, 2009, the Company had net operating loss carry forwards of approximately $3,161,019 that may be offset against future taxable income. The net operating loss carry forwards expire in the year 2024 through 2028. A tax benefit of $0 was recognized in the year ended June 30, 2009, as management believes that it is more likely than not that the deferred tax assets will not be utilized.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE O— SUBSEQUENT EVENTS

On September 2, 2009, the Company acquired the majority of the issued and outstanding common stock of WES Consulting, Inc., a Florida corporation (“WES”) in accordance with a common stock purchase agreement (the “Stock Purchase Agreement”) by and among the Company and Belmont Partners, LLC, a Virginia limited liability company (the “Seller”).  On the closing date, pursuant to the terms of the Stock Purchase Agreement, the Company acquired 972,000 shares ( 81%) of WES from the Seller for a total of two hundred forty thousand five hundred dollars ($240,500).  Funds for the purchase came from a convertible note in the amount of $250,000, payable to Hope Capital Inc., a shareholder of the Company. The note bears interest at 3% annually and is due September 2, 2012. The note is convertible at any time prior to maturity, at the holders’ option, into common stock at a conversion price of $.25 per share, subject to adjustment.  On the closing date, all of the officers and directors of WES resigned and were succeeded by the directors and officers of the Company.

On October 19, 2009, WES entered into a Merger and Recapitalization Agreement with the Company.  Pursuant to the agreement, the Company agreed to merge with and into WES, with WES surviving as the sole remaining entity.  On the closing date, each issued and outstanding share of the common stock of the Company are to be converted, into one share of WES’s common stock, $0.01 par value, which, after giving effect to the merger, equaled, in the aggregate, 98.4% of the total issued and outstanding common stock of WES.  Pursuant to the agreement, each Series A Preferred Share of the Company are to be converted into one share of WES’s preferred stock with the provisions, rights, and designations set forth in the agreement.   Upon the consummation of the transactions contemplated by the agreement, the shares of WES common stock owned by us prior to execution of the agreement will be immediately cancelled.  As of the date of this report, this transaction has not closed as both the Company and WES have not satisfied the information statement rules of the Securities and Exchange Commission and all of the closing conditions of the agreement are not, yet satisfied.